UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2014

Commission file number: 333-178786-01

GREENBACKER RENEWABLE

ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

Greenbacker Renewable Energy Company LLC announced yesterday that on June 30, 2014, its board of directors authorized cash distributions on each of its outstanding Class A, C and I shares of common stock, subject to closing on its first investment. A copy of the press release is being filed as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2014	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated July 10, 2014.